SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party Other than the Registrant     [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[_ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Pursuant to §240.14a-12

ENCORE CAPITAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each series of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$

(5)	Total fee paid:

$

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

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(4)     Date Filed:

ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2003

To Our Stockholders:

The 2003 annual meeting of Stockholders of Encore Capital Group, Inc. (the “Company”) will be held at the offices of Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, on November 18, 2003, beginning at 5:00 p.m. local time. The annual meeting is being held for the following purposes:

    1.        To elect 9 directors, each for a term of one year;

    2.        To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal 2003; and

    3.        To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on October 17, 2003, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. As a result of heightened security concerns, admission to the meeting will be by ticket only and packages and bags may be inspected and required to be checked at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) or a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the meeting, please present the admission ticket included with your proxy materials upon entering the meeting. The proxy statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them at the registration desk on the day of the meeting by presenting proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying your ownership.

A copy of our 2002 Annual Report on Form 10-K, which includes audited financial statements, is enclosed.

Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope as promptly as possible.

By Order of the Board of Directors

/s/ Carl C. Gregory, III
Carl C. Gregory, III
Chief Executive Officer

October 24, 2003
San Diego, California

ENCORE CAPITAL GROUP, INC.
5775 ROSCOE COURT
SAN DIEGO, CALIFORNIA 92123
(877) 445-4581

PROXY STATEMENT

This Proxy Statement relates to the 2003 Annual Meeting of Stockholders to be held at the offices of Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, on November 18, 2003, beginning at 5:00 p.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about October 27, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors and the ratification of independent auditors. In addition, the Company’s management will report on the progress of the Company and respond to questions from stockholders.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, October 17, 2003 are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

        At the close of business on October 17, 2003, there were 21,273,038 outstanding shares of the Company’s common stock, which are entitled to cast 21,273,038 votes.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. As a result of heightened security concerns, admission to the meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) or a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the meeting, please present the admission ticket included with your proxy materials upon entering the meeting. In addition, you can obtain an admission ticket in advance by writing to Encore Capital Group, Inc., Attention: Corporate Secretary, 5775 Roscoe Court, San Diego, California 92123. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon presenting verification of ownership at the registration desk on the day of the meeting. Tickets may be issued to others at the discretion of the Company.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters to come before the meeting in two ways:

1.	You can attend the meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it to the Company. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

What if I submit a proxy and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  filing with the Secretary of the Company a notice of revocation; or
  sending in another duly executed proxy bearing a later date; or
  attending the meeting and casting your vote in person.

What are the Board’s recommendations?

        Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of such item in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of directors and the ratification of independent auditors.

        With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Election of Directors. The nine nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Other Items. For each other item the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against a proposal.

        Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

        Under Delaware law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for the cost of this proxy solicitation?

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or telegraph.

Election of Directors
(Proposal No. 1)

General

        A board of nine (9) directors is to be elected at the annual meeting. All of the nine (9) nominees named below are presently directors of the Company. In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Vote Required

        If a quorum is present and voting, the nine (9) nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Nominees

The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title

Raymond Fleming	47	Director
Carl C. Gregory, III	59	Director, President and Chief Executive Officer
Neville J. Katz	42	Director
Eric D. Kogan	40	Chairman of the Board of Directors
Alexander Lemond	29	Director
Richard A. Mandell	61	Director
Peter W. May	60	Director
Nelson Peltz	61	Director
Robert M. Whyte	59	Director

        RAYMOND FLEMING.Mr. Fleming has served as a director of the Company since June 2001. Since August 1999, Mr. Fleming has been the Treasurer of Consolidated Press Holdings Limited, an affiliate of the Company’s largest stockholder. From May 1997 to August 1999, Mr. Fleming was a banker with BT Australia Ltd., an investment banking firm. Prior to that, Mr. Fleming had worked within the Australian banking industry since 1982. Mr. Fleming holds a Bachelor of Economics degree from the University of Sydney and is a Fellow of the Australian Institute of Chartered Accountants.

        CARL C. GREGORY, III. Mr. Gregory has served as a director and as President and Chief Executive Officer of the Company since May 2000. Prior to joining the Company, Mr. Gregory was Chairman, President and Chief Executive Officer of West Capital Financial Services Corp. for the period beginning January 1998. Prior to joining West Capital, Mr. Gregory was Managing Partner of American Western Partners, a private investment firm, from January 1996 through January 1997. From 1993 through 1995, Mr. Gregory was Chairman, President and Director of MIP Properties, Inc., a public real estate investment trust. Mr. Gregory also serves as a director of Apex Mortgage Capital, Inc., a publicly traded mortgage financing REIT. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

        NEVILLE J. KATZ. Mr. Katz has served as a director of the Company since January 2003. Since July 2000, Mr. Katz has been the Chief Financial Officer of Audant Investments Pty Limited, a private investment holding company owned by Robert M. Whyte. From August 1994 to July 2000, Mr. Katz was employed by James Hardie Industries Limited, a building products manufacturer, in various financial and commercial roles, most recently as General Manager Corporate Development. Mr. Katz holds a Bachelor of Commerce degree from the University of Capetown and a Bachelor of Accounting Science, Honours, from the University of South Africa. He is a member of the Australian Institute of Chartered Accountants.

        ERIC D. KOGAN. Mr. Kogan has served as Chairman of the Board of Directors of the Company since February 1998. Since April 2002, Mr. Kogan has been a Partner of Clarion Capital Partners, a private equity firm based in New York. From April 1993 to April 2002, Mr. Kogan was an officer of Triarc Companies, Inc., a holding company and, through its subsidiaries, the franchiser of the Arby’s restaurant system (“Triarc”), and certain of its subsidiaries, most recently serving as Triarc’s Executive Vice President of Corporate Development. Prior thereto, Mr. Kogan was Vice President Corporate Development of Trian Group, Limited Partnership (“Trian Group”), a private investment banking and management services firm, from September 1991 to April 1993. Mr. Kogan received his undergraduate degree from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago.

        ALEXANDER LEMOND. Mr. Lemond has served as a director of the Company since October 2002. He has been Vice President, Corporate Development of Triarc since November 2000. Mr. Lemond was an Associate, Corporate Development of Triarc from December 1997 to November 2000. Prior to that, he was an analyst in the mergers and acquisitions group at Salomon Smith Barney from July 1996 to December 1997. Mr. Lemond holds a BSE degree from the Wharton School of the University of Pennsylvania.

        RICHARD A. MANDELL. Mr. Mandell has served as a director of the Company since June 2001. He currently is a private investor and financial consultant. Mr. Mandell was a Vice President — Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. He also serves as a director of Sbarro, Inc., The Smith & Wollensky Restaurant Group, Inc. and Woodworkers Warehouse, Inc. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

        PETER W. MAY. Mr. May has served as a director of the Company since February 1998. Mr. May has served since April 1993 as a director and as President and Chief Operating Officer of Triarc. Since April 1993, he has also been a director or manager and officer of certain of Triarc’s subsidiaries. Mr. May is also a general partner of DWG Acquisition Group, L.P. (“DWG Acquisition”), whose principal business is ownership of securities of Triarc. From its formation in January 1989 to April 1993, he was President and Chief Operating Officer of Trian Group. Mr. May was President and Chief Operating Officer of Triangle Industries, Inc., a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products, from 1983 until December 1988. Mr. May holds BA and MBA degrees from the University of Chicago.

        NELSON PELTZ. Mr. Peltz has served as a director of the Company since January 2003 and previously served as a director of the Company from February 1998 until October 2001. Mr. Peltz has been a director and the Chairman and Chief Executive Officer of Triarc since April 1993. Since then, he has also be a director or manager and officer of certain of Triarc’s subsidiaries. He is also a general partner of DWG Acquisition. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. Mr. Peltz attended the Wharton School of the University of Pennsylvania.

        ROBERT M. WHYTE. Mr. Whyte has served as a director of the Company since February 1998. Mr. Whyte is an investment banker and has served since 1986 with Audant Investment Pty Limited as Executive Chairman. Since 1997, Mr. Whyte has been a director of Publishing and Broadcasting Limited (an Australian media company in which Consolidated Press Holdings Limited holds a substantial interest), and also serves on the Board of Directors of various other companies. From 1992 to 1997, Mr. Whyte held non-executive directorships of Advance Bank Australia Limited and The Ten Group Limited. Mr. Whyte holds a Bachelor of Economics degree from the University of Sydney.

How are directors compensated?

        Non-employee directors who are not affiliated with significant stockholders currently receive a $15,000 annual retainer fee and a $1,000 per meeting fee for attendance at Board or committee meetings. In addition, one of our independent directors, Richard A. Mandell, has been granted stock options to purchase an aggregate of 30,000 shares of the Company’s common stock and during 2002 received additional cash compensation of $20,000 for his services on the special committee of the Board in connection with an additional $5.0 million investment in the Company made by certain existing stockholders and their affiliates (see “Certain Relationships and Related Transactions—Preferred Stock” on page 17). Directors who represent significant stockholders receive no annual retainer fee and no per meeting fee. All directors are, however, reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings. The Company has also entered into indemnification agreements with each of its directors under which it has agreed to indemnify them to the fullest extent authorized by law against certain expenses and losses arising out of certain claims related to the fact that such person is or was a director of the Company or served the Company in certain other capacities.

How often did the Board meet during fiscal 2002?

        The Board of Directors met in person or acted by written consent ten times during 2002. Each incumbent director who is a nominee for reelection attended at least 75% of the meetings of the Board of Directors and its committees that he was eligible to attend in 2002.

What committees has the Board established?

        The Board of Directors has standing Audit, Nominating and Compensation Committees. The members of each committee prior to October 24, 2002 are set forth below:

Name	Audit Committee	Nominating Committee	Compensation Committee
Eric D. Kogan	X	X	X
Richard A. Mandell	X
Peter W. May		X	X
Robert M. Whyte	X

        The current members of these Committees are as follows:

Name	Audit Committee	Nominating Committee	Compensation Committee
Neville J. Katz	X
Eric D. Kogan		X	X
Alexander Lemond	X
Peter W. May		X	X
Richard A. Mandell	X
Nelson Peltz			X
Robert M. Whyte			X

        Audit Committee. The Audit Committee is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In performing its duties, the Audit Committee appoints the Company’s independent auditors, approves audit and non-audit fees, reviews and evaluates the Company’s financial statements, accounting principles and system of internal accounting controls and considers other appropriate matters regarding the financial affairs of the Company. The Audit Committee met in person or acted by written consent four times during 2002.

        Nominating Committee. The Nominating Committee is responsible for evaluating all proposed candidates for the Board, recommending nominees to fill vacancies to the full Board and recommending to the full Board, prior to the Annual Meeting of Stockholders, a slate of nominees for election to the Board by the stockholders of the Company at the Annual Meeting. The Nominating Committee met in person or acted by written consent once during 2002.

        Compensation Committee. The Compensation Committee acts on matters relating to the compensation of directors, senior management, and key employees, including the granting of stock options. The Compensation Committee met in person or acted by written consent three times during 2002.

EXECUTIVE OFFICERS AND COMPENSATION

        Our management consists of the following personnel, in addition to Carl C. Gregory, III, our President and Chief Executive Officer, who is named above as a director.

Name	Age	Position
Barry R. Barkley	60	Executive Vice President and Chief Financial Officer
J. Brandon Black	35	Executive Vice President and Chief Operating Officer
George Brooker	39	Vice President and Controller
Alison James	37	Senior Vice President of Human Resources
Robin R. Pruitt	46	Senior Vice President, General Counsel and Secretary
John R. Treiman	42	Senior Vice President and Chief Information Officer

        BARRY R. BARKLEY. Mr. Barkley joined the Company in May 2000 and serves as Executive Vice President and Chief Financial Officer. From March 1998 until joining the Company, Mr. Barkley was the Chief Financial Officer of West Capital Financial Services Corp. In October 1995, Mr. Barkley joined Great Western Financial Corporation as the Corporate Controller reporting to the Vice Chairman. From August 1990 to September 1995, Mr. Barkley was with Banc One Corporation, first as Chief Financial Officer and member of the Board of Directors of Bank One, Texas, N.A. and from January 1994, serving as Executive Director, Corporate ReEngineering. Mr. Barkley received a bachelor’s degree from Purdue University in 1966 and received an MBA from Indiana University in 1970.

        J. BRANDON BLACK. Mr. Black joined the Company in May 2000 and serves as Executive Vice President and Chief Operating Officer. From March 1998 until joining the Company, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black received a bachelor’s degree from the College of William and Mary in 1989 and an MBA from the University of Richmond in 1996.

        GEORGE R. BROOKER. Mr. Brooker joined the Company in June 2002 and serves as Vice President and Controller. From December 1999 until joining the Company, Mr. Brooker was a consultant with Visionary Solutions, LLP a management consulting firm specializing in early stage companies. From January 1997 to November 1999, he served as Vice President of Finance for Ziro Holdings Corporation a manufacturer and distributor of home furnishings. From August 1995 to November 1996, Mr. Brooker was a financial management associate at Textron, Inc. a Fortune 500 multi-industry company. Additionally, Mr. Brooker spent several years as a CPA with Coopers & Lybrand. Mr. Brooker received a bachelor’s degree from San Diego State in 1987 and an MBA from Duke University in 1995.

        ALISON JAMES. Ms. James joined the Company in April 2003 and serves as Senior Vice President, Human Resources. From January 2002 to March 2003, Ms. James was Director of Human Resources for the sales, marketing and customer service and support organizations within Gateway, Inc. Prior to this position, from June 1999 to December 2001, she managed various HR and Organizational Development functions for the international and domestic operations of Gateway. From September 1988 to May 1999, Ms. James was employed by Mars, Inc., where she held a number of different management positions over a period of 11 years covering human resources, supply chain, manufacturing and sales. Ms James received a bachelor’s degree in Management Studies and French from the University of Bradford in 1988.

        ROBIN R. PRUITT. Ms. Pruitt joined the Company in September 2001 and serves as Senior Vice President, General Counsel and Secretary. From June 2000 until joining the Company, Ms. Pruitt was Vice President and General Counsel of Mitchell International, Inc., a developer of claims estimating systems for insurance industries. Ms. Pruitt served as a Vice President of the Company during May and June 2000, and prior to that was Vice President and General Counsel of West Capital Financial Services Corp. from November 1998 to May 2000. From May 1995 to January 1998, Ms. Pruitt served as General Counsel of ComStream Corporation, a designer and manufacturer of satellite communications equipment. Ms. Pruitt received a bachelor’s degree in Finance and Economics from the University of South Carolina in 1978 and a JD degree from Boston University School of Law in 1983.

        JOHN R. TREIMAN. Mr. Treiman joined the Company in May 2000 and serves as Senior Vice President and Chief Information Officer. From August 1998 until joining the Company, Mr. Treiman was a Vice President and the Chief Information Officer of West Capital Financial Services Corp. From January 1996 through July 1998, Mr. Treiman served as Vice President and Chief Information Officer for Frederick’s of Hollywood. Additionally, Mr. Treiman served as Vice President and Chief Information Officer for The Welk Group and spent several years consulting with KPMG Peat Marwick. Mr. Treiman received a bachelor’s degree from UCLA in 1983 and received an MBA from the University of Southern California in 1986.

EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth, for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, the compensation awarded to or paid by the Company and its subsidiaries to each person who served as the Company’s Chief Executive Officer during 2002, 2001, and 2000, and its most highly compensated executive officers at December 31, 2002 (the “Named Executive Officers”). Each of the Named Executive Officers became an officer of the Company in May 2000.

					Long-Term Compensation
			Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs	LTIP Payouts ($)	All Other Compensation ($)(1)
Carl C. Gregory, III	2002	$350,000	$525,000			208,333		$28,192	(3)
Director, President	2001	350,000	350,000					3,886
and Chief Executive	2000	204,167	250,000			300,000	(2)	2,650
Officer
J. Brandon Black	2002	$225,000	$337,500			208,333		$21,218	(4)
Executive Vice	2001	204,487	225,000					2,532
President and Chief	2000	116,667	150,000			200,000	(2)	1,933
Operating Officer
Barry R. Barkley	2002	$250,000	$337,500			208,333		$30,335	(5)
Executive Vice	2001	217,949	225,000					2,569
President and Chief	2000	116,667	75,000			200,000	(2)	2,057
Financial Officer

Robin R. Pruitt	2002	$185,000	$ 92,500					$10,674	(6)
Senior Vice President,	2001	53,365	21,583			75,000
General Counsel and	2000	19,935
Secretary
John R. Treiman	2002	$176,538	$ 87,500					$11,320	(7)
Senior Vice	2001	172,276	51,000					2,513
President	2000	97,805	41,250			75,000	(2)	1,716
and Chief Information
Officer
(1)	Includes 401(k) plan matching contributions and term life insurance premiums paid by the Company.

(2)	The Board of Directors granted options on January 25, 2001.

(3)	Includes non-qualified plan matching contributions of $25,000 paid by the Company.

(4)	Includes non-qualified plan matching contributions of $11,250 and flexible variable universal life insurance premiums of $6,934 paid by the Company.

(5)	Includes non-qualified plan matching contributions of $27,625 paid by the Company.

(6)	Includes non-qualified plan matching contributions of $1,838 and flexible variable universal life insurance premiums of $6,819 paid by the Company.

(7)	Includes non-qualified plan matching contributions of $8,349 paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning grants of stock options to the Named Executive Officers during the year ended December 31, 2002. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights (“SARS”).

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/ SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($ Per Share)	Expiration Date	5% ($)	10% ($)
Carl C. Gregory,III	208,333	25%	$ 0.51	9/11/12	$66,667	$257,522
Barry R. Barkley	208,333	25%	$ 0.51	9/11/12	$66,667	$257,522
J. Brandon Black	208,333	25%	$ 0.51	9/11/12	$66,667	$257,522
Robin R. Pruitt	–	–	N/A	N/A	N/A	N/A
John R. Treiman	–	–	N/A	N/A	N/A	N/A

(1)	These rates of appreciation have been provided for illustrative purposes only. Such rates do not represent expected or forecasted appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS

        The following table sets forth information concerning option exercises and option holdings for 2002 with respect to the Named Executive Officers.

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/ SARs at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl C. Gregory, III	None	–	150,000	358,333	$15,000	$137,916
Barry R. Barkley	None	–	100,000	308,333	$10,000	$132,916
J. Brandon Black	None	–	100,000	308,333	$10,000	$132,916
Robin R. Pruitt	None	–	12,500	62,500	$ 1,250	$ 6,250
John R. Treiman	None	–	37,500	37,500	$ 3,750	$ 3,750

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2002 closing price of the Common Stock of $1.10 per share on the Over the Counter Bulletin Board, less the per share exercise price. The options may never be exercised and the value, if any, will depend on the actual share price at the time of exercise.

Employment Agreements and Related Matters

        Employment Agreements. In March 2002, the Company entered into employment agreements with two of its executive officers, Messrs. Gregory and Black. These agreements generally provide for one-year terms with automatic renewals, base compensation aggregating approximately $600,000 per year, plus incentive compensation, as defined, and non-competition provisions. The agreements provide for severance payments over periods between one year and one and a half years upon termination without cause, as defined. During the second quarter of 2002, the Company reached agreement on severance matters with a former officer. In connection therewith, we paid $500,000 for a release of all claims and liability.

        Performance-Based Bonuses. The Company maintains a cash bonus plan for individuals, including executive officers, who are deemed key to the Company’s performance. The amounts of such bonuses will be based on the Company’s financial performance, quantifiable individual performance and management’s evaluation of each eligible individual’s contribution.

        1999 Equity Participation Plan. The Board of Directors has adopted the 1999 Equity Participation Plan as a part of the Company’s ongoing program to provide senior management with incentives linked to corporate performance. The plan is designed to provide senior management and key employees with stock based incentives which are intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company’s stock price.

        Officers, directors, and employees of the Company and its subsidiaries and affiliates, as well as key consultants to the Company and its subsidiaries and affiliates, are eligible to receive grants of stock options under the plan.

        The Compensation Committee of the Board of Directors administers the plan. No member of the Board or the Compensation Committee is liable for any action or determination made in good faith with respect to the plan or any option granted under the plan. The Company pays all of the expenses of administering the plan.

        An aggregate of 2,600,000 shares of the Company’s common stock are available for awards under the plan. Shares subject to an option that terminates or expires without being exercised are again made available for grant under the plan. The exercise price of any options granted under the plan is determined by the Board, but may not be less than 85% of the fair market value of the stock on the date of grant.

        The plan is not subject to the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

        The plan may be amended or terminated by the Board, but the Board must obtain stockholder approval prior to modifying or terminating the plan if such approval is required to comply with any tax or regulatory requirement. In addition, no amendment may be made that will adversely affect in any material way the rights of any participant under any award previously granted under the plan without that participant’s written consent.

            401(k)Plan. The Company maintains a 401(k) Salary Deferral Plan under which eligible employees may voluntarily contribute up to a maximum percentage of compensation, subject to Internal Revenue Code limitations. The Company matches 25% of employee contributions.

        Deferred Compensation Plan. Effective March 1, 2002, the Company adopted a non-qualified deferred compensation plan for its senior management. This plan permits deferral of a portion of compensation until a specified period of time. The use of plan assets is legally restricted to distributions to participants or creditors in the event of bankruptcy.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Company’s executive compensation program is administered by the Compensation Committee of the Board. The members of the Compensation Committee are not employees of the Company. The Compensation Committee determines the compensation of the Company’s executive officers and administers the Company’s stock option plans.

Executive Compensation Policies

    Overview.        Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. These incentive compensation arrangements reward those executive officers that achieve individual and Company objectives that increase stockholder value.

        The Company’s executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and stock-based compensation incentives. The Compensation Committee reviews each of these components and develops an incentive compensation package for each of the Company’s executive officers based, in part, upon the recommendations of senior management and, in part, upon the Compensation Committee’s assessment of each executive officer’s contribution to the Company. In addition, from time to time, the Compensation Committee may review competitive information. The Compensation Committee strives to develop individual compensation packages for the Company’s executive officers that will encourage superior individual and Company-wide performance, serve to retain those executive officers that perform well, and lead to increased stockholder value. Each component of the Company’s executive compensation package is discussed below.

        Base Salary and Benefits. Each executive officer receives a base salary and benefits based on his or her responsibilities and experience. The Compensation Committee reviews each executive officer’s base salary and benefits from time to time.

        Annual Incentive Bonuses. The second component of the Company’s executive compensation package is an annual incentive bonus. Officer bonuses under the Company’s annual performance-based cash incentive plan are computed using a sliding scale based upon achievement of the Company’s targeted operating measures, quantifiable individual performance and the Compensation Committee’s evaluation of each officer’s contribution. In addition, when appropriate the Company may pay discretionary bonuses to certain executives. Bonuses paid to the Named Executive Officers for the year ended December 31, 2002 are shown in the Executive Compensation Summary above.

        Stock-Based Compensation Incentives. The third component of the Company’s executive compensation package is stock-based compensation incentives, traditionally non-qualified stock options. This compensation component is an important incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company’s stockholders and to encourage its executive officers to remain with the Company.

        The Compensation Committee considers grants of options to the Company’s executive officers and key employees on an annual basis, taking into account the other components of the recipients’ compensation packages, the recipients’ responsibilities and performance, the Company’s performance during the preceding fiscal year, the exercise price of the options to be awarded and prior option grants.

Compensation of Chief Executive Officer

        On May 22, 2000, Carl C. Gregory, III was hired as the President and Chief Executive Officer of the Company. Mr. Gregory and the Company have entered into an employment agreement dated as of May 22, 2000. The agreement is described in “Employment Contracts and Related Matters” above. The agreement resulted from arms-length negotiation between the Compensation Committee, represented by Eric Kogan, and Mr. Gregory. The Compensation Committee believes that the compensation provisions contained in the agreement were necessary to secure Mr. Gregory’s continued employment with the Company and are in the best interests of the Company and its stockholders. Mr. Gregory’s current base salary is $367,500 per year. On March 14, 2003 Mr. Gregory was paid a bonus of $525,000 pursuant to the Company's performance-based incentive plan.

        Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly-held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per employee. The Company believes that its compensation policy satisfies Section 162(m). As a result, the Company believes that the compensation paid under this policy is not subject to limits of deductibility. However, we cannot assure you that the Internal Revenue Service would reach the same conclusion.

Eric D. Kogan, Chairman
Peter W. May
Nelson Peltz
Robert M. Whyte

Compensation Committee Interlocks and Insider Participation

        None of the Company’s compensation committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, and no interlocking relationship existed in fiscal 2002.

STOCK PRICE PERFORMANCE GRAPH

        The following graph compares the total cumulative stockholder return on the Company’s Common Stock for the period July 9, 1999 (the date of the Company’s IPO) through September 30, 2003 with the cumulative total return of (a) the Nasdaq Index and (b) NCO Portfolio Management, Inc., Asta Funding, Inc. and Portfolio Recovery Associates, Inc. (following its initial public offering in September 2002), which we believe are comparable companies.

        The comparison assumes that $100 was invested on July 9, 1999 in the Company’s Common Stock and in each of the comparison indices.

Comparison of Five—Year Cumulative Total Returns
Performance Graph for
ENCORE CAPITAL GROUP, INC.

Produced on 10/20/2003 including data to 09/30/2003

$800
$700
$600
$500
$400
$300
$200
$100
$0
07/09/1999
12/31/1999
12/29/2000
12/31/2001
12/31/2002
642.1
135.2
64.2

Legend

Symbol	CRSP Total Returns Index for:	07/1999	12/1999	12/2000	12/2001	12/2002
——— ■	ENCORE CAPITAL GROUP, INC.	100.0	41.5	3.5	2.8	11.8
— — ★	Nasdaq Stock Market (US Companies)	100.0	145.3	87.7	69.6	48.1
- - - ▲	Self—Determined Peer Group	100.0	383.3	308.3	552.3	444.6

Companies in the Self—Determined Peer Group
- ASTA FUNDING INC
- N C O PORTFOLIO MANAGEMENT INC
- PORTFOLIO RECOVERY ASSOCIATES IN

Notes:
- A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
- B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
- C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
- D. The index level for all series was set to $100.0 on 07/09/1999.

12288/80004060

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

©Copyright 2003

Certain Relationships and Related Transactions

Temporary Line of Credit

        Effective October 31, 2000, the Company executed an agreement with a limited liability company for a $2.0 million stand-by working capital line of credit secured by substantially all of the Company’s assets and those of its subsidiaries. The members of the limited liability company included Messrs. Kogan, Lemond and Whyte, directors of the Company; entities affiliated with Messrs. Peltz and May, directors of the Company; and entities and individuals affiliated with Triarc and Consolidated Press International Holdings Limited, stockholders of the Company. In connection with this agreement, the lenders received 250,000 warrants to acquire the Company’s common stock at $0.01 per share. As of December 31, 2001, when the stand-by line expired, no indebtedness existed. The fair value of the warrants, $0.1 million, was accounted for by recording deferred loan costs with an offset to additional paid-in capital as a component of stockholders’ equity. All 250,000 warrants were exercised on April 16, 2002.

Guarantees of Line of Credit

        Until October 14, 2003, the Company had a facility with Bank of America, NA, formerly NationsBank, NA, for a revolving line of credit of up to $5.0 million. Some of the Company’s present and former directors, stockholders and affiliates guaranteed this facility, including Messrs. May, Lemond, Peltz and Kogan, directors of the Company; Frank Chandler, a former officer an director of the Company and a current stockholder of the Company; Triarc and the Chandler Family Limited Partnership, current stockholders of the Company; Consolidated Press Holdings Limited, an affiliate of a stockholder of the Company; and Peter Nigel Stewart Frazer, the father-in-law of Robert M. Whyte and a stockholder of the Company. In connection with such guarantee, an aggregate fee of $75,000 per quarter was paid to the guarantors. As of June 30, 2003, there were no amounts outstanding under the line of credit. At December 31, 2001 and 2002, the Company had available $0.3 million and $11.1 million, respectively, under the line of credit. The line of credit was terminated on October 14, 2003.

Guarantees of Senior Notes

        On January 12, 2000, the Company issued $10 million in principal amount of 12% Series No. 1 Senior Notes to an institutional investor. The Senior Notes were unsecured obligations of the Company but were guaranteed by Triarc, a stockholder of the Company, and by the Company’s subsidiary, Midland Credit Management, Inc. As of October 21, 2003, Triarc beneficially owns approximately 9.4% of the Company’s outstanding common stock. In connection with the issuance of the Senior Notes, the Company issued warrants to the institutional investor and Triarc to acquire up to 428,571 and 100,000 shares, respectively, of the Company’s common stock at an exercise price of $0.01 per share. The warrants contained anti-dilution provisions. In addition, the Company paid a fee to Triarc in the amount of $0.2 million in consideration of Triarc’s guarantee of this indebtedness. The Company engaged an independent valuation firm to determine the allocation of the $10 million principal amount between the Senior Notes and the warrants. The results of the valuation valued the warrants at approximately $3.05 per share. This valuation of $3.05 per share resulted in the warrants being included as a component of stockholders’ equity in the amount of $1.6 million with the same amount recorded as a debt discount to the $10 million note payable. The Senior Notes required semi-annual interest payments on January 15 and July 15. Since February 2002, the Company elected to make the interest payments in cash. On September 30, 2003, Triarc exercised all of its warrants. On October 1, 2003, the Senior Notes were repaid in full, at par, in accordance with their terms, with proceeds of a public offering of the Company’s common stock.

Preferred Stock

        On February 22, 2002, certain existing stockholders and their affiliates (the “Purchasers”) made an additional $5.0 million investment in Encore Capital Group, Inc. Immediately prior to such investment, the Purchasers on a collective basis beneficially owned in excess of 50% of the Company’s common stock. In a related transaction, the Company’s Senior Notes lender forgave $5.3 million of outstanding debt. The terms of the investment were negotiated by a committee of the board of directors composed of an independent director, with the assistance of independent advisors.

        The Purchasers purchased 1,000,000 shares of the Company’s Series A Senior Cumulative Participating Convertible Preferred Stock (the “Series A Preferred Stock”) at a price of $5.00 per share. Each share of Series A Preferred Stock was convertible at the option of the holder at any time into ten shares of common stock at a conversion price of $.50 per share of common stock, subject to customary anti-dilution adjustments. The last reported sale price of the Company’s common stock prior to such investment was $0.35 per share. The Series A Preferred Stock had a cumulative dividend, payable semi-annually. Dividends were payable in cash and/or additional Series A Preferred Stock, at the Company’s option, at the rate of 10.0% per annum. Since issuance, all dividends with respect to the Series A Preferred Stock were paid in cash. The dividend rate would increase to 15.0% per annum in the event of a qualified public offering, a change of control (each as defined) or the sale of all or substantially all of the assets of the Company. In the event dividends were not declared or paid, the dividends would have accumulated on a compounded basis. The Series A Preferred Stock had a liquidation preference equal to the sum of the stated value of the Series A Preferred Stock ($5.0 million in the aggregate) plus all accrued and unpaid dividends thereon and a participation payment equal to shares of common stock at the conversion price and/or such other consideration that would be payable to holders of the Series A Preferred Stock if their shares had been converted into shares of the Company’s common stock immediately prior to the liquidation event.

        Pursuant to an agreement between the Company and the holders of the Series A Preferred Stock, all of the preferred shares were converted into 10,000,000 shares of the Company’s common stock simultaneously with the closing of the public offering of the Company’s common stock on October 1, 2003. The holders of the Series A Preferred Stock were paid accrued dividends to the conversion date in accordance with the terms of the Series A Preferred Stock, but did not pay or receive any other consideration in connection with the conversion.

Recent Public Offering

        During October 2003 the Company completed an underwritten public offering in which the Company sold 3,000,000 shares of its common stock and certain selling stockholders sold 2,750,000 shares of common stock (including the underwriters’ over-allotment option). Pursuant to registration rights granted to such parties, the Company bore certain customary costs related to the offering on behalf of the selling stockholders. Among the selling stockholders were Messrs. Gregory, Lemond, Kogan and Whyte, directors of the Company; entities affiliated with Messrs. May and Peltz, directors of the Company; Messrs. Barkley and Black, officers of the Company; C. P. International Investments Limited, an affiliate of the employer of Raymond Fleming, a director of the Company; Madison West Associates Corp., an affiliate of Triarc and of Messrs. May and Peltz; certain current and former officers and employees of Triarc; and Peter Nigel Stewart Frazer, the father-in-law of Robert M. Whyte. Total offering expenses on behalf of the Company and the selling stockholders are estimated to be approximately $771,000.

2

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of October 21, 2003, by: (i) each director of the Company, (ii) the Named Executive Officers, (iii) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and (iv) all executive officers and directors as a group. Calculations of beneficial ownership are based on 21,302,521 shares of the Company’s common stock outstanding on October 21, 2003.

        Unless otherwise indicated, the address of each of the listed stockholders is 5775 Roscoe Ct., San Diego, California 92123. The number of shares includes shares of common stock owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

Name & Address of Beneficial Owner	Number of shares of common stock beneficially owned(1)	Percentage of Common Stock beneficially owned

Consolidated Press International Holdings Limited (2)	4,920,705	23.1%
54-58 Park Street, Sydney
NSW 2000, Australia

Nelson Peltz (3)	4,082,163	19.2%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Triarc Companies, Inc. (4)	2,002,865	9.4%
280 Park Avenue
New York, NY 10017

DWG Acquisition Group, L.P. (5)	2,002,865	9.4%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Madison West Associates Corp. (6)	1,901,590	8.9%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Neale M. Albert (7)	1,540,898	7.2%
c/o Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019

Eric D. Kogan	410,077	1.9%

Raymond Fleming	--	*

Richard A. Mandell (8)	23,334	*

Peter W. May (9)	2,977,453	14.0%

Robert M. Whyte (10)	1,100,897	5.2%

Alexander Lemond	141,896	*

Neville J. Katz	44,000	*

Carl C. Gregory, III (11)	117,244	*

Barry R. Barkley (12)	78,162	*

Brandon Black	78,162	*

Robin R. Pruitt (13)	25,000	*

John R. Treiman (13)	56,250	*

All directors and executive officers of the Company as a group (15 persons) (14)	5,145,575	24.0%

        * Less than one percent.

(1)	The numbers and percentages shown include the shares of Common Stock actually beneficially owned as of October 21, 2003, and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of October21, 2003, upon the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(2)	According to Amendment No. 7 to Schedule 13D filed on September 29, 2003 by Consolidated Press International Holdings Limited (“CPIHL”) and C. P. International Investments Limited (“CPII”) to further supplement and amend the Schedule 13D originally filed by CPIHL and CPII on February 22, 2000, as supplemented and amended by Amendment No. 1 dated March 22, 2001, by Amendment No. 2 dated August 28, 2001, by Amendment No. 3 dated February 27, 2002, by Amendment No. 4 dated April 18, 2002, by Amendment No. 5 dated August 26, 2003, and by Amendment No. 6 dated August 29, 2003 and updated to reflect sales reported on Form 4s filed by CPII and CPIHL on October 21, 2003, each of CPII and CPIHL may be deemed the beneficial owners of these shares. The shares reported include 4,920,705 shares directly owned by CPII. CPII has sole voting and dispositive power with respect to these shares.

(3)	According to Amendment No. 4 to Schedule 13D filed on October 9, 2003 by Madison West Associates Corp. (“Madison West”), Triarc Companies, Inc. (“Triarc”), Nelson Peltz, Peter W. May, Neale M. Albert and DWG Acquisition Group, L.P. (“DWG”) to further supplement and amend the Schedule 13D originally filed by such reporting persons on March 4, 2002, as supplemented and amended by Amendment No. 1 dated November 1, 2002, by Amendment No. 2 dated September 8, 2003, and by Amendment No. 3 dated September 30, 2003 (as so supplemented and amended, the “Madison West 13D”) and updated to reflect sales reported on Form 4s filed by Madison West, Triarc and Messrs. Peltz and May on October 20, 2003 (the “MW Form 4s”), Mr. Peltz is a co-trustee of the Nelson Peltz Children’s Trust (the “NP Trust”) and a general partner of the Peltz Family Limited Partnership (the “Peltz LP”) and in such capacity shares voting and dispositive power over the 581,310 shares of Common Stock directly owned by the NP Trust and the 1,497,988 shares directly owned by the Peltz LP. As the indirect beneficial owner of approximately 38.5% of the outstanding voting common stock of Triarc, Mr. Peltz shares voting and dispositive power with Triarc, Mr. May and DWG over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (4) below). As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 (“Rule 13d-3”), Mr. Peltz may be deemed the indirect beneficial owner of (i) the 581,310 shares of Common Stock directly owned by the NP Trust, (ii) the 1,497,988 shares of Common Stock directly owned by the Peltz LP; and (iii) the 2,002,865 shares of Common Stock beneficially owned by Triarc, which would, in the aggregate, constitute approximately 19.2% of the Company’s outstanding shares of Common Stock. Mr. Peltz disclaims beneficial ownership of such shares.

(4)	According to the Madison West 13D and updated to reflect the MW Form 4s, Triarc may be deemed the beneficial owner of 2,002,865 shares of Common Stock, including (i) 1,901,590 shares of Common Stock directly owned by Madison West; and (ii) 101,275 shares of Common Stock directly owned by Triarc. The aggregate holdings of Triarc constitute approximately 9.4% of the Company’s outstanding shares of Common Stock. Triarc shares with Madison West, Mr. Peltz, Mr. May and DWG voting and dispositive power over the 1,901,590 shares of Common Stock beneficially owned by Madison West and shares with Mr. Peltz, Mr. May and DWG voting and dispositive power over the 101,275 shares of Common Stock directly owned by Triarc.

(5)	According to the Madison West 13D and updated to reflect the MW Form 4s, DWG is the direct beneficial owner of approximately 27.2% of the outstanding voting common stock of Triarc, and in such capacity shares with Mr. Peltz and Mr. May voting and dispositive power over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (4) above). As a result, pursuant to Rule 13d-3, DWG may be deemed the indirect beneficial owner of 2,002,865 shares of Common Stock, which would constitute approximately 9.4% of the Company’s outstanding shares of Common Stock. DWG disclaims beneficial ownership of such shares.

(6)	According to the Madison West 13D and updated to reflect the MW Form 4s, Madison West may be deemed the beneficial owner of 1,901,590 shares of Common Stock, which constitute approximately 8.9% of the Company’s outstanding shares of Common Stock. Madison West shares with Triarc, Mr. Peltz, Mr. May and DWG voting and dispositive power over the 1,901,590 shares of Common Stock beneficially owned by Madison West.

(7)	According to the Madison West 13D and updated to reflect the MW Form 4s, Mr. Albert is a co-trustee of each of the NP Trust, the Jonathan P. May 1998 Trust (the “JM Trust”) and the Leslie A. May 1998 Trust (the “LM Trust”) (see note (9) below), and in such capacity Mr. Albert shares with Mr. Peltz voting and dispositive power over the 581,310 shares of Common Stock directly owned by the NP Trust, and shares with Mr. May voting and dispositive power over the 479,794 shares of Common Stock directly owned by the JM Trust and the 479,794 shares of Common Stock directly owned by the LM Trust. As a result, pursuant to Rule 13d-3, Mr. Albert may be deemed the beneficial owner of 1,540,898 shares, which constitute approximately 7.2% of the Company’s outstanding shares of Common Stock. Mr. Albert disclaims beneficial ownership of such shares.

(8)	Includes 10,000 shares of Common Stock directly owned and 13,334 shares of Common Stock issuable upon exercise of vested stock options.

(9)	According to the Madison West 13D and updated to reflect the MW Form 4s, Mr. May is a co-trustee of each of the JM Trust and the LM Trust, and in such capacity Mr. May shares voting and dispositive power with Mr. Albert over the 479,794 shares of Common Stock directly owned by the JM Trust and the 479,794 shares of Common Stock directly owned by the LM Trust (see note (7) above). Mr. May also beneficially owns 15,000 shares of Common Stock that he acquired through a brokerage transaction and has sole voting and dispositive power over such shares. As the beneficial owner of approximately 34.9% of the outstanding voting common stock of Triarc, Mr. May shares with Triarc, Mr. Peltz and DWG voting and dispositive power over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (4) above). As a result, pursuant to Rule 13d-3, Mr. May may be deemed the beneficial owner of (i) the 479,794 shares of Common Stock directly owned by the JM Trust, (ii) the 479,794 shares of Common Stock directly owned by the LM Trust, (iii) the 2,002,865 shares of Common Stock beneficially owned by Triarc, and (iv) the 15,000 shares of Common Stock owned directly by Mr. May, which, in the aggregate, constitute approximately 14.0% of the Company’s outstanding shares of Common Stock. Mr. May disclaims beneficial ownership of all such shares other than the 15,000 shares of Common Stock that he owns directly.

(10)	According to Amendment No. 3 to Schedule 13D filed on September 29, 2003 by Robert Michael Whyte to further supplement and amend the Schedule 13D originally filed on March 4, 2002 by Mr. Whyte, as supplemented and amended by Amendment No. 1 dated April 18, 2002 and by Amendment No. 2 dated August 29, 2003 and updated to reflect a sale reported on Form 4 filed by Mr. Whyte on October 21, 2003, Mr. Whyte is the beneficial owner of 1,100,897 shares of Common Stock, or approximately 5.2% of the Company’s outstanding shares of Common Stock.

(11)	These shares are held by Mr. Gregory as trustee of a trust for his benefit.

(12)	These shares are held by Mr. Barkley as trustee of a trust for his benefit.

(13)	These shares are issuable upon exercise of vested stock options.

(14)	Excludes the 2,002,865 shares beneficially owned by Triarc. See note (4) above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table gives information about our existing equity compensation plan as of December 31, 2002.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation
plans approved by	1,820,999	$ 0.76	779,001
security holders

Equity compensation
plans not approved by	–	–	–
security holders
Total	1,820,999	$ 0.76	779,001

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it during the year ended December 31, 2002 or written representations by the reporting persons, the Company reports the following:

Reporting Person	No. of Late Reports	No. Transactions Not Timely Reported	Known failures to file

Barry R. Barkley	1	1	0

J. Brandon Black	1	1	0

Carl C. Gregory, III	1	1	0

Richard A. Mandell	1	1	0

Robert M. Whyte	1	1	0

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report into such other filing.

        Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

        In accordance with our written charter, a copy of which is attached as Appendix I to this proxy statement, we assist the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. We are composed of three members, two of whom have been determined by the Board to be independent directors, as independence is defined by the listing standards of The NASDAQ National Market. The Board has determined that (i) Mr. Lemond does not meet the NASDAQ independent director requirements solely as a result of his employment by Triarc Companies, Inc., an affiliate of the Company; (ii) Mr. Lemond meets the exception from the independence standards provided for in the NASDAQ listing standards in that he is not a current employee or immediate family member of such an employee; and (iii) due to Mr. Lemond’s in-depth knowledge of the Company and its operations, his prior service on the Board and the Audit Committee, and his financial expertise, Mr. Lemond’s membership on the Audit Committee is required by the best interests of the Company and its stockholders. BDO Seidman, LLP, the Company’s independent auditors, have unrestricted access to the Audit Committee.

        In performing our oversight function, we reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. As noted above, management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence from the Company and have determined that their provision of such non-audit services does not adversely impact their independence. We also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90, and, with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s examination of the Company’s consolidated financial statements.

        Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee (which, at that time, consisted of Messrs. Kogan, Mandell and Lemond) recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Richard A. Mandell, Chairman
Neville J. Katz
Alexander Lemond

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 2)

        The Audit Committee has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, and the Board has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing the Company’s consolidated financial statements with the fiscal year ended December 31, 2001.

        Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors for 2003.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Stockholder proposals for the 2004 annual meeting, currently anticipated to be held in the spring of 2004, must be received at the principal executive offices of the Company by December 15, 2003, to be considered for inclusion in the Company’s proxy materials relating to such meeting.

        If you wish to nominate directors or bring other business before the stockholders at the 2004 annual meeting of stockholders:

  You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;
  You must notify the Company in writing no later than March 25, 2004; and
  Your notice must contain the specific information required in our Bylaws. Our Bylaws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director, as well as the submission of a proposal, at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be. A copy of the applicable Bylaws may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices in San Diego, California.

        A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

INDEPENDENT AUDITORS

        Representatives of BDO Seidman, LLP are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to questions regarding BDO Seidman’s audit of the Company’s consolidated financial statements and records for the fiscal year ended December 31, 2002.

        The Company has elected to adopt the Securities and Exchange Commission’s new proxy disclosure requirements relating to fees paid to the Company’s independent certified public accountants prior to the effective date of such disclosure requirements. Under the new requirements there are four categories of fees: Audit, Audit Related, Tax and All Other. Under the previous disclosure requirements, there were three categories of fees: Audit, Financial Information Systems Design and Implementation, and All Other. In addition, the new disclosure requirements also provide that comparative information for the prior fiscal year be reported. Accordingly, the fee information presented in the 2002 proxy for 2001 has been restated here for comparative purposes.

        We have paid the following fees to BDO Seidman, LLP for work performed in 2002 and to BDO Seidman, LLP and Ernst & Young, LLP for work performed in 2001 or attributable to the audit of our 2002 and 2001 consolidated financial statements:

	2002	2001
	(Amounts in thousands)
Audit Fees	$311	$355
Audit-Related Fees	$234	$167
Tax Fees	$103	$ 69
All Other Fees	$ 19	$ 12

Audit Fees

        Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees

        Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

        Tax fees include corporate, international and employee benefit services, in addition to expatriate related services

        As noted in the Audit Committee Report (see page 22), the Audit Committee has considered whether the provision of services by BDO Seidman, LLP that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining BDO Seidman, LLP’s independence.

Changes in the Company’s Certifying Accountant

        Effective July 30, 2001, the Company engaged BDO Seidman, LLP as the Company’s independent accounting firm. The decision to engage BDO Seidman, LLP as the Company’s accountants was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors. The Company had not consulted with BDO Seidman, LLP on any matter during the two most recent fiscal years or any later interim period prior to engaging BDO Seidman, LLP. Information relating to the resignation of the Company’s former accountant, Ernst & Young LLP, was reported on the Company’s Form 8-K dated May 31, 2001.

OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC. /s/ Carl C. Gregory, III —————————————— Carl C. Gregory, III President and Chief Executive Officer

October 24, 2003

APPENDIX I

ENCORE CAPITAL GROUP, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  Purpose

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the Company's financial statements provided to stockholders, debtholders, the public and others, (ii) the Company's system of internal controls regarding finance, accounting, legal compliance and ethical behavior and (iii) the Company's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

        In meeting its responsibilities, the Audit Committee is expected to:

  serve as an independent and objective party to review the Company's financial reporting process and internal control system;
  review and appraise the audit activities of the Company's outside auditors; and
  provide an open avenue of communication among the outside auditors, management and the Board of Directors.

        Without limiting the foregoing, and in recognition of the fact that the Company's outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors and/or nominate the outside auditors for stockholder approval.

        The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. In carrying out its responsibilities, the Audit Committee has the authority to retain legal, accounting or other consultants to advise the Audit Committee.

  Organization

        The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director (as defined by all applicable Nasdaq and SEC rules and regulations) and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director's independent judgment as a member of the Audit Committee.

        All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  Meetings

        The Audit Committee shall meet as circumstances require. The Audit Committee may require members of management, the Company's outside auditors or others to attend meetings and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the Company's outside auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

  Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

  Review with financial management and the Company's outside auditors the Company's annual audited financial statements prior to the filing of such statements with the Securities and Exchange Commission. This review should include a discussion of the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.
  Review the performance of the outside auditors and make recommendations to the Board of Directors regarding the appointment or replacement of the outside auditors.
  On an annual basis, review and discuss with the outside auditors all relationships the outside auditors have or have had during the current year with the Company to determine the outside auditors' continued independence. In connection with the foregoing, the Audit Committee shall request that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships, shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the outside auditors' independence.
  Review and reassess the adequacy of the Audit Committee's Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.
  Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its outside auditor. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company's applicable periodic public filings. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Company the authority to grant pre-approvals as required by this item IV(e), provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

  Prepare any reports of the Audit Committee required by applicable securities laws or stock market listing requirements or rules to be included in any proxy statements, information statements or other documents.
  Approve the fees to be paid to the outside auditors in connection with the Company's annual audit.
  Review with the outside auditors their audit plan, the scope of their audit, the auditors' report and their recommendations.
  Discuss with the outside auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards.
  Review and discuss with management and the Company's outside auditors, the integrity of the Company's financial reporting process.
  Review and discuss with management and the Company's outside auditors, the quality and adequacy of the Company's internal accounting controls.
  Review, at least annually, with the Company's counsel, material pending or threatened litigation, legal compliance matters and any other legal matter that could have a significant impact on the Company's financial position or results of operations.
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

***

        While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

ENCORE CAPITAL GROUP, INC.

ADMISSION TICKET

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2003

The 2003 Annual Meeting of Stockholders of Encore Capital Group, Inc. will be held at the offices of Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022,
on November 18, 2003, at 5:00 p.m., local time.

ENCORE CAPITAL GROUP, INC.

Annual Meeting of Stockholders -November 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Carl C. Gregory, III, Barry R. Barkley and J. Brandon Black proxies with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of common stock of Encore Capital Group, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, on November 18, 2003, beginning at 5:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

This proxy revokes any and all other proxies heretofore given by the undersigned.

(continued and to be signed on the other side)

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

November 18, 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	NOMINEES: o Raymond Fleming o Carl C. Gregory, III o Neville J. Katz o Eric D. Kogan o Alexander Lemond o Richard A. Mandell o Peter W. May o Nelson Peltz o Robert M. Whyte

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that      [    ]
changes to the registered name(s) on the account may not be submitted via this method.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as, executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder	Date

Signature of Stockholder	Date